EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Service Properties Trust Announces Third Quarter 2021 Results
Third Quarter Net Loss of $(0.36) Per Common Share
Third Quarter Normalized FFO of $0.27 Per Common Share
Third Quarter Adjusted EBITDAre of $137.3 million

Newton, MA (November 4, 2021). Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended September 30, 2021.
John Murray, President and Chief Executive Officer of SVC, made the following statement:
“The third quarter marked a period of continued recovery for SVC’s hotel portfolio. SVC’s monthly hotel EBITDA has been positive since April and increased 71.0% versus the second quarter. Over the same period, portfolio-wide occupancy increased to 60.1% from 56.6% and RevPAR for comparable hotels increased by 18.2%, supported by stable extended stay occupancy and continued leisure demand. Comparable RevPAR for the 2021 third quarter was 70.1% of the pre-COVID-19 comparable RevPAR for the 2019 third quarter. With weekly COVID-19 cases on the decline, we expect to benefit from a rebound in business travel in the coming quarters, particularly at our full service hotels as urban centers re-open. We collected all of the rents due from our net lease tenants during the third quarter and our largest net lease tenant, TravelCenters of America, continues to benefit from healthy trucking activity and improved operating efficiencies.
With our previously announced hotel sales in process and expected to close in the first quarter of 2022, over $900 million of cash on our balance sheet, no debt maturities until the third quarter of 2022, and positive cash flow from our hotel portfolio before capital expenditures, we believe we have ample liquidity and financial flexibility as lodging trends continue to rebound.”
Results for the Quarter Ended September 30, 2021:

	Three Months Ended September 30,
	2021	2020
	($ in thousands, except per share data)
Net loss	$(59,714)	$(102,642)
Net loss per common share	$(0.36)	$(0.62)
Normalized FFO (1)	$43,781	$23,195
Normalized FFO per common share (1)	$0.27	$0.14
Adjusted EBITDAre (1)	$137,324	$103,611
(1)Additional information and reconciliations of net loss determined in accordance with U.S. generally accepted accounting principles, or GAAP, to certain non-GAAP measures, including FFO, Normalized FFO, EBITDA, EBITDAre and Adjusted EBITDAre for the quarters ended September 30, 2021 and 2020 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

•Net loss: Net loss for the quarter ended September 30, 2021 was $59.7 million, or $0.36 per diluted common share, compared to a net loss of $102.6 million, or $0.62 per diluted common share, for the quarter ended September 30, 2020. Net loss for the quarter ended September 30, 2021 includes $24.3 million, or $0.15 per diluted common share, of net unrealized gains on equity securities and $3.1 million, or $0.02 per diluted common share, of transaction related costs. Net loss for the quarter ended September 30, 2020 includes a $10.2 million, or $0.06 per diluted common share, loss on asset impairment, and $5.6 million, or $0.03 per diluted common share, of net unrealized gains on equity securities. The weighted average number of diluted common shares outstanding was 164.6 million and 164.4 million for the quarters ended September 30, 2021 and 2020, respectively.
•Normalized FFO: Normalized FFO for the quarter ended September 30, 2021 were $43.8 million, or $0.27 per diluted common share, compared to Normalized FFO of $23.2 million, or $0.14 per diluted common share, for the quarter ended September 30, 2020.
•Adjusted EBITDAre: Adjusted EBITDAre for the quarter ended September 30, 2021 compared to the same period in 2020 increased 32.5% to $137.3 million.
Hotel Portfolio:
As of September 30, 2021, SVC’s 304 hotels were operated by subsidiaries of Sonesta Holdco Corporation, or Sonesta (261 hotels), Hyatt Hotels Corporation, or Hyatt (17 hotels), Radisson Hospitality, Inc., or Radisson (nine hotels), Marriott International, Inc., or Marriott (16 hotels), and InterContinental Hotels Group, plc (one hotel).

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	Change		2021	2020	Change
	($ in thousands, except hotel statistics)
Comparable Hotels
No. of hotels	292	292	—		282	282	—
No. of rooms or suites	45,020	45,020	—		42,292	42,292	—
Occupancy	60.9%	45.5%	15.4	pts	53.5%	44.9%	8.6	pts
ADR	$111.18	$90.87	22.4%		$95.50	$100.17	(4.7)%
Hotel RevPAR	$67.71	$41.35	63.7%		$51.09	$44.98	13.6%
Hotel operating revenues (1)	$308,399	$188,314	63.8%		$633,739	$579,240	9.4%
Hotel operating expenses (1)	$256,160	$182,408	40.4%		$602,313	$566,341	6.4%
Hotel EBITDA (1)	$52,239	$5,906	n/m		$31,426	$12,899	n/m
Hotel EBITDA margin	16.9%	3.1%	n/m		5.0%	2.2%	n/m

All Hotels (2)
No. of hotels	304	329	(25)		304	329	(25)
No. of rooms or suites	48,439	51,404	(2,965)		48,439	51,404	(2,965)
Occupancy	60.1%	43.6%	16.5	pts	52.2%	42.7%	9.5	pts
ADR	$114.55	$89.88	27.4%		$102.84	$103.30	(0.4)%
Hotel RevPAR	$68.84	$39.19	75.7%		$53.68	$44.11	21.7%
Hotel operating revenues (1)	$338,375	$202,047	67.5%		$787,463	$712,323	10.5%
Hotel operating expenses (1)	$287,265	$208,336	37.9%		$744,638	$736,541	1.1%
Hotel EBITDA (1)	$51,110	$(6,289)	n/m		$42,825	$(24,218)	n/m
Hotel EBITDA margin	15.1%	(3.1)%	n/m		5.4%	(3.4)%	n/m

(1) Reconciliations of hotel operating revenues and hotel operating expenses used to determine Hotel EBITDA from hotel operating revenues and hotel operating expenses determined in accordance with GAAP for the quarters ended September 30, 2021 and 2020 appear later in this press release.
(2) Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the period owned by SVC.
Recent operating statistics for SVC’s hotels are as follows:

	Comparable Hotels			All Hotels
	July 2021	August 2021	September 2021	July 2021	August 2021	September 2021
Occupancy	64.0%	58.1%	60.6%	62.9%	56.8%	60.8%
ADR	$113.73	$109.43	$110.09	$117.40	$112.68	$113.22
RevPAR	$72.79	$63.58	$68.71	$73.84	$64.00	$68.84
For SVC’s 304 hotels, preliminary October 2021 occupancy, ADR and RevPAR are projected to be 59.2%, $116.07 and $68.73, respectively.
Hotel Agreements:
As previously announced, on November 1, 2021, SVC and Radisson amended their previous management agreement for nine hotels owned by SVC. As a result of the amendment, Radisson continues to manage eight of the nine hotels for a 10-year term effective August 1, 2021. The amended agreement sets the annual minimum return due to SVC at $10.2 million and Radisson has provided SVC with a new $22.0 million limited guarantee for 75% of the aggregate annual minimum returns beginning in 2023. Under the amended agreement, a management fee of 5% of gross room revenues for each hotel operated under the Country Inn & Suites brand and a management fee of 3% of gross room revenues for each hotel managed under the Radisson Hotel brand payable to Radisson will be an operating cost paid senior to SVC’s annual minimum return. Radisson may also earn a 20% incentive management fee after payment of SVC’s annual minimum return and reimbursement of certain advances, if any. SVC has also agreed to fund approximately $12.0 million of renovations that are expected to be completed by the end of 2022. The management and branding of the ninth hotel previously managed by Radisson was transitioned to Sonesta on November 1, 2021 on terms substantially consistent with SVC’s Sonesta management agreements for the hotels it transitioned the branding of and management to Sonesta in the fourth quarter of 2020 and first and second quarters of 2021.

Net Lease Retail Portfolio:

SVC’s net lease retail portfolio is summarized as follows:

As of September 30, 2021
Number of properties	794
Industries	21
Tenants	175
Brands	134
Square feet	13.6 million
Occupancy	98.2%
Weighted average lease term (by annual minimum rent)	10.3 years
Rent Coverage	2.37x
During the three months ended September 30, 2021, SVC reduced its reserve for uncollectible revenues by $5,373 for certain of its net lease tenants and recorded reserves for uncollectible revenues of $2,369 for certain of its net lease tenants.

Recent Investment Activities:
During the quarter ended September 30, 2021, SVC sold two net lease properties with an aggregate of 6,639 rentable square feet for an aggregate sales price of $0.7 million, excluding closing costs. In October 2021, SVC sold one net lease property with 7,070 rentable square feet for a sales price of $0.9 million, excluding closing costs.
SVC is currently marketing for sale 68 Sonesta branded hotels (46 extended stay hotels with 5,404 keys, 19 select service hotels with 2,461 keys and three full service hotels with 895 keys) located in 27 states with an aggregate net carrying value of $579.0 million as of September 30, 2021. SVC expects these sales to be completed by the end of the first quarter of 2022.

SVC has also entered agreements to sell four net lease properties with an aggregate of 14,630 square feet located in three states for an aggregate sales price of $2.3 million, excluding closing costs. SVC expects these sales to be completed by the end of the fourth quarter of 2021.

Capital expenditures made at certain of SVC’s properties for the quarter ended September 30, 2021 were $19.8 million.
Liquidity and Financing Activities:
As of September 30, 2021, SVC had $912.5 million of cash and cash equivalents.
Conference Call:
On November 5, 2021 at 10:00 a.m. Eastern Time, John Murray, Chief Executive Officer, Brian Donley, Chief Financial Officer, and Todd Hargreaves, Chief Investment Officer, will host a conference call to discuss SVC’s third quarter 2021 financial results. The conference call telephone number is (877) 329-3720. Participants calling from outside the United States and Canada should dial (412) 317-5434. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Friday, November 12, 2021. To access the replay, dial (412) 317-0088. The replay pass code is 10160343.

A live audio webcast of the conference call will also be available in a listen-only mode on SVC’s website, www.svcreit.com. Participants wanting to access the webcast should visit SVC’s website about five minutes before the call. The archived webcast will be available for replay on SVC’s website for about one week after the call. The transcription, recording and retransmission in any way of SVC’s third quarter conference call is strictly prohibited without the prior written consent of SVC.
Supplemental Data:
A copy of SVC’s Third Quarter 2021 Supplemental Operating and Financial Data is available for download at SVC’s website, www.svcreit.com. SVC’s website is not incorporated as part of this press release.
Service Properties Trust (Nasdaq: SVC) is a real estate investment trust, or REIT, with more than $12 billion invested in two asset categories: hotels and service-focused retail net lease properties. SVC owns more than 300 hotels with over 48,000 guest rooms throughout the United States and in Puerto Rico and Canada, the majority of which are extended stay and select service. SVC owns nearly 800 retail service-focused net lease properties totaling over 13 million square feet throughout United States. SVC is managed by an operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company with more than $32 billion in assets under management and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC is headquartered in Newton, MA. For more information, visit svcreit.com.

Non-GAAP Financial Measures and Certain Definitions:
SVC presents certain “non-GAAP financial measures” within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including funds from operations, or FFO, Normalized FFO, earnings before interest, taxes, depreciation and amortization, or EBITDA, Hotel EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC’s operating performance or as measures of SVC’s liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC’s condensed consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of SVC’s operating performance between periods and with other REITs and, in the case of Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of SVC’s hotels.
Please see the pages attached hereto for a more detailed statement of SVC’s operating results and financial condition and for an explanation of SVC’s calculation of FFO and Normalized FFO, EBITDA, Hotel EBITDA, EBITDAre and Adjusted EBITDAre and a reconciliation of those amounts to amounts determined in accordance with GAAP.
Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy is an important measure of the utilization rate and demand of SVC’s hotels.
Average Daily Rate, or ADR, represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC’s hotels and is a measure widely used in the hotel industry.
Revenue per Available Room, or RevPAR, represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods.
Hotel EBITDA: Hotel EBITDA is calculated as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in SVC’s condensed consolidated statements of income (loss) in accordance with GAAP.
Hotel EBITDA Margin: Hotel EBITDA Margin is Hotel EBITDA as a percentage of hotel operating revenues.
Comparable Hotels Data: SVC presents RevPAR, ADR, and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC generally defines comparable hotels as those that were owned by it on September 30, 2021 and were open and operating for the entire periods being compared. For the three months ended September 30, 2021 and 2020, SVC’s comparable results excluded 12 hotels that had suspended operations during part of the periods presented. For the nine months ended September 30, 2021 and 2020, SVC’s comparable results excluded 22 hotels that had suspended operations during part of the periods presented.

Rent Coverage: SVC defines Rent Coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. EBITDAR amounts used to determine rent coverage are generally for the latest twelve-month period reported based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. Tenants that do not report operating information are excluded from the rent coverage calculations. In instances where SVC does not have financial information for the most recent quarter from its tenants, it has calculated an implied EBITDAR for the 2021 third quarter using industry benchmark data to reflect current operating trends. SVC believes using this industry benchmark data provides a reasonable estimate of recent operating results and rent coverage for those tenants.

SERVICE PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
(unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Real estate properties:
Land	$2,036,297	$2,030,440
Buildings, improvements and equipment	9,109,518	9,131,832
Total real estate properties, gross	11,145,815	11,162,272
Accumulated depreciation	(3,517,771)	(3,280,110)
Total real estate properties, net	7,628,044	7,882,162
Acquired real estate leases and other intangibles, net	288,852	325,845
Assets held for sale	3,707	13,543
Cash and cash equivalents	912,532	73,332
Restricted cash	1,657	18,124
Due from related persons	46,660	55,530
Other assets, net	453,379	318,783
Total assets	$9,334,831	$8,687,319

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$1,000,000	$78,424
Senior unsecured notes, net	6,139,787	6,130,166
Accounts payable and other liabilities	430,694	345,373
Due to related persons	10,608	30,566
Total liabilities	7,581,089	6,584,529

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 165,092,638 and 164,823,833 shares issued and outstanding, respectively	1,651	1,648
Additional paid in capital	4,552,087	4,550,385
Cumulative other comprehensive loss	(755)	(760)
Cumulative net income available for common shareholders	2,834,449	3,180,263
Cumulative common distributions	(5,633,690)	(5,628,746)
Total shareholders’ equity	1,753,742	2,102,790
Total liabilities and shareholders’ equity	$9,334,831	$8,687,319

SERVICE PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Hotel operating revenues (1)	$338,375	$199,719	$787,463	$700,578
Rental income (2)	98,724	96,776	286,742	294,633
Total revenues	437,099	296,495	1,074,205	995,211

Expenses:
Hotel operating expenses (1)(3)	285,233	174,801	723,769	492,906
Other operating expenses	4,437	3,705	11,758	11,029
Depreciation and amortization	124,163	122,204	370,208	377,557
General and administrative	14,231	12,295	40,840	37,621
Transaction related costs (4)	3,149	—	28,934	—
Loss on asset impairment (5)	—	10,248	2,110	55,502
Total expenses	431,213	323,253	1,177,619	974,615

Gain (loss) on sale of real estate, net (6)	94	109	10,934	(9,655)
Unrealized gain on equity securities, net (7)	24,348	5,606	20,367	4,409
Gain on insurance settlement (8)	—	—	—	62,386
Interest income	203	6	485	283
Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $5,877, $3,877, $15,123 and $10,651, respectively)	(92,458)	(80,532)	(273,227)	(223,679)
Loss on early extinguishment of debt (9)	—	—	—	(6,970)
Loss before income taxes and equity in earnings (losses) of an investee	(61,927)	(101,569)	(344,855)	(152,630)
Income tax benefit (expense) (8)	55	296	(1,009)	(16,706)
Equity in earnings (losses) of an investee (10)	2,158	(1,369)	50	(4,305)
Net loss	$(59,714)	$(102,642)	$(345,814)	$(173,641)

Weighted average common shares outstanding (basic and diluted)	164,590	164,435	164,532	164,397

Net loss per common share (basic and diluted)	$(0.36)	$(0.62)	$(2.10)	$(1.06)
See Notes on page 13.

SERVICE PROPERTIES TRUST
RECONCILIATIONS OF FUNDS FROM OPERATIONS, NORMALIZED FUNDS
FROM OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Calculation of FFO and Normalized FFO: (11)
Net loss	$(59,714)	$(102,642)	$(345,814)	$(173,641)
Add (Less): Depreciation and amortization	124,163	122,204	370,208	377,557
Loss on asset impairment (5)	—	10,248	2,110	55,502
(Gain) loss on sale of real estate, net (6)	(94)	(109)	(10,934)	9,655
Unrealized gain on equity securities, net (7)	(24,348)	(5,606)	(20,367)	(4,409)
Adjustments to reflect SVC’s share of FFO attributable to an investee (10)	369	(900)	1,868	(461)
FFO	40,376	23,195	(2,929)	264,203
Add (Less):
Transaction related costs (4)	3,149	—	28,934	—
Gain on insurance settlement, net of tax (8)	—	—	—	(46,736)
Loss on early extinguishment of debt (9)	—	—	—	6,970
Adjustments to reflect SVC's share of Normalized FFO attributable to an investee (10)	256	—	1,619	—
Normalized FFO	$43,781	$23,195	$27,624	$224,437

Weighted average common shares outstanding (basic and diluted)	164,590	164,435	164,532	164,397

Basic and diluted per common share amounts:
Net loss per share	$(0.36)	$(0.62)	$(2.10)	$(1.06)
FFO	$0.25	$0.14	$(0.02)	$1.61
Normalized FFO	$0.27	$0.14	$0.17	$1.37
Distributions declared per share	$0.01	$0.01	$0.03	$0.56

See Notes on page 13.

SERVICE PROPERTIES TRUST
RECONCILIATIONS OF EBITDA, EBITDAre AND ADJUSTED EBITDAre
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Calculation of EBITDA, EBITDAre and Adjusted EBITDAre:(12)
Net loss	$(59,714)	$(102,642)	$(345,814)	$(173,641)
Add (Less): Interest expense	92,458	80,532	273,227	223,679
Income tax (benefit) expense (8)	(55)	(296)	1,009	16,706
Depreciation and amortization	124,163	122,204	370,208	377,557
EBITDA	156,852	99,798	298,630	444,301
Add (Less): Loss on asset impairment (5)	—	10,248	2,110	55,502
(Gain) loss on sale of real estate, net (6)	(94)	(109)	(10,934)	9,655
Adjustments to reflect SVC’s share of EBITDAre attributable to an investee (10)	464	—	2,123	—
EBITDAre	157,222	109,937	291,929	509,458
Add (Less): Transaction related costs (4)	3,149	—	28,934	—
Unrealized gain on equity securities, net (7)	(24,348)	(5,606)	(20,367)	(4,409)
Gain on insurance settlement (8)	—	—	—	(62,386)
Loss on early extinguishment of debt (9)	—	—	—	6,970
Adjustments to reflect SVC’s share of Adjusted EBITDAre attributable to an investee (10)	256	(1,583)	1,619	(1,004)
General and administrative expense paid in common shares (13)	1,045	863	2,490	2,285
Adjusted EBITDAre	$137,324	$103,611	$304,605	$450,914

See Notes on page 13.

SERVICE PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF HOTEL EBITDA
Comparable Hotels
(amounts in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Number of hotels	292	292	282	282
Room revenues	$276,288	$171,017	$586,755	$520,527
Food and beverage revenues	20,658	6,556	27,166	36,577
Other revenues	11,453	10,741	19,818	22,136
Hotel operating revenues - comparable hotels	308,399	188,314	633,739	579,240
Rooms expenses	84,283	54,975	193,119	173,246
Food and beverage expenses	16,517	8,822	23,581	37,065
Other direct and indirect expenses	115,454	91,152	285,749	271,407
Management fees	11,821	1,641	24,256	3,854
Real estate taxes, insurance and other	26,719	25,556	72,655	70,925
FF&E reserves (14)	1,366	262	2,953	9,844
Hotel operating expenses - comparable hotels	256,160	182,408	602,313	566,341

Hotel EBITDA - comparable hotels	$52,239	$5,906	$31,426	$12,899
Hotel EBITDA Margin	16.9%	3.1%	5.0%	2.2%

Hotel operating revenues (GAAP) (1)	$338,375	$199,719	$787,463	$700,578
Add (Less):
Hotel operating revenues from leased hotels	—	2,328	—	11,745
Hotel operating revenues from non-comparable hotels	(29,976)	(13,733)	(153,724)	(133,083)
Hotel operating revenues - comparable hotels	$308,399	$188,314	$633,739	$579,240

Hotel operating expenses (GAAP) (1)	$285,233	$174,801	$723,769	$492,906
Add (Less):
Hotel operating expenses from non-comparable hotels	(31,105)	(25,666)	(141,190)	(170,200)
Reduction for security deposit and guaranty fundings, net (3)	—	30,474	15,696	222,134
Hotel operating expenses of leased hotels	—	2,178	—	8,848
FF&E reserves from managed hotel operations (14)	1,411	—	2,175	11,205
Other (15)	621	621	1,863	1,448
Hotel operating expenses - comparable hotels	$256,160	$182,408	$602,313	$566,341

See Notes on page 13.

SERVICE PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF HOTEL EBITDA
All Hotels
(amounts in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Room revenues	$298,607	$182,366	$699,953	$614,550
Food and beverage revenues	25,822	6,786	52,927	58,919
Other revenues	13,946	12,895	34,583	38,854
Hotel operating revenues	338,375	202,047	787,463	712,323
Rooms expenses	93,035	59,711	230,523	211,044
Food and beverage expenses	21,415	11,420	46,116	65,790
Other direct and indirect expenses	125,080	97,993	332,378	325,489
Management fees	12,710	1,781	28,609	5,614
Real estate taxes, insurance and other	33,614	37,169	103,702	117,720
FF&E reserves (14)	1,411	262	3,310	10,884
Hotel operating expenses	287,265	208,336	744,638	736,541

Hotel EBITDA	$51,110	$(6,289)	$42,825	$(24,218)
Hotel EBITDA Margin	15.1%	(3.1)%	5.4%	(3.4)%

Hotel operating revenues (GAAP) (1)	$338,375	$199,719	$787,463	$700,578
Add: hotel revenues of leased hotels (1)	—	2,328	—	11,745
Hotel operating revenues	$338,375	$202,047	$787,463	$712,323

Hotel operating expenses (GAAP) (1)	$285,233	$174,801	$723,769	$492,906
Add (Less):
Reduction for security deposit and guaranty fundings, net (3)	—	30,474	15,696	222,134
Hotel operating expenses of leased hotels	—	2,178	—	8,848
FF&E reserves from managed hotels operations (14)	1,411	262	3,310	11,205
Other (15)	621	621	1,863	1,448
Hotel operating expenses	$287,265	$208,336	$744,638	$736,541

See Notes on page 13.

(1)As of September 30, 2021, SVC owned 304 hotels. SVC’s condensed consolidated statements of income (loss) include hotel operating revenues and expenses of managed hotels and rental income from leased hotels.
(2)SVC reduced rental income by $905 and increased rental income by $2,370 for the three months ended September 30, 2021 and 2020, respectively, and reduced rental income by $3,087 and $298 for the nine months ended September 30, 2021 and 2020, respectively, to record scheduled rent changes under certain of SVC’s leases, the deferred rent obligations under SVC’s leases with TA and the estimated future payments to SVC under its leases with TA for the cost of removing underground storage tanks on a straight-line basis.
(3)When managers of SVC’s hotels are required to fund the shortfalls of minimum returns under the terms of SVC’s management agreements or their guarantees, SVC reflects such fundings (including security deposit applications) in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. The net reduction to hotel operating expenses was $30,474 for the three months ended September 30, 2020 and $15,696 and $222,134 for the nine months ended September 30, 2021 and 2020, respectively. There was no net reduction to hotel operating expenses during the three months ended September 30, 2021.
(4)Transaction related costs for the three months ended September 30, 2021 of $3,149 are primarily related to legal costs related to SVC’s arbitration proceeding with Marriott. Transaction related costs for the nine months ended September 30, 2021 included $19,971 of hotel manager transition related costs resulting from the rebranding of 88 hotels during the period, $5,263 of legal costs related to SVC’s arbitration proceeding with Marriott and $3,700 of working capital SVC previously funded under its agreement with Hyatt as a result of the amount no longer expected to be recoverable.
(5)SVC recorded a $10,248 loss on asset impairment during the three months ended September 30, 2020 to reduce the carrying value of one hotel and two net lease properties to their estimated fair value less costs to sell. SVC recorded a $2,110 loss on asset impairment during the nine months ended September 30, 2021 to reduce the carrying value of five net lease properties to their estimated fair value less costs to sell and a $55,502 loss on asset impairment during the nine months ended September 30, 2020 to reduce the carrying value of 18 hotel properties and eight net lease properties to their estimated fair value less costs to sell.
(6)SVC recorded a $94 net gain on sale of real estate during the three months ended September 30, 2021 in connection with the sale of two net lease properties. SVC recorded a $109 net gain on sale of real estate during the three months ended September 30, 2020 in connection with the sale of five net lease properties. SVC recorded a $10,934 net gain on sale of real estate during the nine months ended September 30, 2021 in connection with the sale of six hotels and five net lease properties and recorded a net loss on sale of real estate of $9,655 during the nine months ended September 30, 2020 in connection with the sale of 15 net lease properties.
(7)Unrealized gain on equity securities, net represents the adjustment required to adjust the carrying value of SVC’s investment in shares of TA common stock to its fair value.
(8)SVC recorded a $62,386 gain on insurance settlement during the nine months ended September 30, 2020 for insurance proceeds received for its then leased hotel in San Juan, PR related to Hurricane Maria. Under GAAP, SVC was required to increase the building basis of this hotel for the amount of the insurance proceeds. SVC also recorded a $15,650 deferred tax liability as a result of the book value to tax basis difference related to this accounting during the nine months ended September 30, 2020.
(9)SVC recorded a $6,970 loss on early extinguishment of debt, net of unamortized discount and deferred financing costs, relating to its repurchase of certain of its senior notes, during the three months ended September 30, 2020.
(10)Represents SVC’s proportionate share from its equity investment in Sonesta.
(11)SVC calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any unrealized gains and losses on equity securities, as well as adjustments to reflect SVC’s share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown above. FFO and Normalized FFO are among the factors considered by SVC’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to satisfy SVC’s REIT distribution requirements, limitations in its credit agreement and public debt covenants, the availability to SVC of debt and equity capital, SVC’s distribution rate as a percentage of the trading price of its common shares, or dividend yield, and to the dividend yield of other REITs, SVC’s expectation of its future capital requirements and operating performance and SVC’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does.
(12)SVC calculates EBITDA, EBITDAre, and Adjusted EBITDAre as shown above. EBITDAre is calculated on the basis defined by Nareit which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC’s share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, SVC adjusts for the items shown above. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than SVC does.
(13)Amounts represent the equity compensation for SVC’s Trustees, officers and certain other employees of SVC’s manager.
(14)Various percentages of total sales at certain of SVC’s hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. SVC owns all the FF&E reserve escrows for its hotels.
(15)SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in its condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 for each of the three months ended September 30, 2021 and 2020, and $1,863 and $1,448 for the nine months ended September 30, 2021 and 2020, respectively, for this liability.

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever SVC uses words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, SVC is making forward-looking statements. These forward-looking statements are based upon SVC’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by SVC’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond SVC’s control. For example:
•Mr. Murray indicates SVC’s monthly hotel EBITDA has been positive since April and increased versus the second quarter; further Mr. Murray states that SVC’s portfolio-wide occupancy for the 2021 third quarter has increased and RevPAR for SVC’s comparable properties has increased for the third quarter of 2021. He also stated that comparable RevPAR for the third quarter of 2021 increased over the third quarter of 2019. This may imply that metrics will continue to improve; however, SVC’s business is subject to various risks, including risks beyond its control, such as the impact of COVID-19 pandemic. As a result, hotel EBITDA, hotel occupancy and hotel performance may not improve at SVC’s hotels and may decline in the future;
•Mr. Murray states that SVC collected all of the rents when due from its net lease tenants during the third quarter, which may imply that SVC will continue to maintain its rent collections in the future; however, if any of SVC’s tenants’ businesses are negatively affected, including by the ongoing COVID-19 pandemic or a decline in economic activity, rent collections may decline;
•Mr. Murray indicates that TA continues to benefit from healthy trucking activity; however, if trucking activity slows or decreases in importance, TA’s business may be negatively impacted, which could adversely impact SVC and the value of its travel center properties;
•Mr. Murray states that SVC believes that it has ample liquidity and financial flexibility; however, if lodging and other economic trends relating to SVC and its operators and tenants do not continue to improve or decline, SVC’s current liquidity position may not be sufficient to meet its future obligations;
•Mr. Murray indicates that SVC expects to benefit from a rebound in business travel in the coming quarters. However, that rebound may not occur or may not be as strong as SVC expects. Further, the hotel industry is highly competitive and the hotel industry is experiencing labor supply challenges and other cost pressures. As a result, SVC may not be able to attain the benefits it expects from any such rebound in business travel;
•Mr. Murray indicates SVC has ample liquidity and financial flexibility as lodging trends continue to rebound. However SVC’s waiver for compliance with all financial covenants on its revolving credit facility expires on July 15, 2022 when the revolving credit facility becomes due. SVC may be unable to repay its debt obligations and may not be able to meet the conditions required to exercise the extension option available to it under the agreement or be able to refinance the balance with new debt. SVC may need to seek additional waivers or amendments with its lenders and there is no assurance it will be granted such relief;
•This press release provides projected operating metrics for October 2021. These estimates may differ from actual results;
•SVC is marketing for sale 68 hotels with a net book value as of September 30, 2021 of $579.0 million and expects to complete these sales by the end of the first quarter of 2022. SVC also expects to complete $2.5 million of net lease property sales by the end of the fourth quarter of 2021. The sales of SVC’s properties are subject to conditions; accordingly, SVC cannot provide any assurance that it will sell any of these properties and the sales may be delayed, may not occur or their terms may change. Any sales it may complete may be at prices less than SVC expects and less than its net book value; and

•SVC has entered agreements to sell four net lease properties for an aggregate sales price of $2.3 million, excluding closing costs and expects to complete these sales by the end of the fourth quarter of 2021. The sales of these properties are subject to conditions; accordingly, SVC cannot provide any assurance that it will sell any of these properties and the sales may be delayed, may not occur or their terms may change. Any sales it may complete may be at prices less than SVC expects and less than its net book value.
The information contained in SVC’s filings with the SEC, including under the caption “Risk Factors” in SVC’s periodic reports, or incorporated therein, identifies other important factors that could cause differences from SVC’s forward-looking statements. SVC’s filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
Contact:
Kristin Brown, Director, Investor Relations
(617) 658-0776

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